Employment Agreement

            EMPLOYMENT AGREEMENT (this "Agreement"), dated June 19, 2006, between THOMAS EQUIPMENT, INC., it successors or assigns, a Delaware corporation, (the "Company"), and William Davis (the "Employee").

      1. Employment Period.

      The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on July 1, 2006 and ending on June 30, 2009, unless earlier terminated (the "Initial Term"); provided that the term of employment hereunder shall be renewed by the Board of Directors on June 30, 2009, and at each three-year anniversary thereafter, for successive three-year terms (each such term a "Renewal Term") unless the Company or the Employee provides written notice to the other party, at least 60 days prior to the expiration of the Initial Term or any Renewal Term, of the non-renewal of this Agreement. The Initial Term and any subsequent Renewal Terms shall be referred to herein as the "Employment Period."

      2. Position & Duties.

            (a) The Employee shall serve as Chief Operating Officer for the Company, reporting to the Chief Executive Officer with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to him from time to time.

            (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full-time efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently.

      3. Compensation.

            (a) Base Salary. During the first contract year of the Initial Term, the Employee shall receive an annual base salary (the "Annual Base Salary") of $200,000. Employee will receive an annual salary review by the Board, or an authorized committee thereof, on each anniversary of the Effective Date, which may result in an annual increase in Employee's Annual Base Salary during the Initial Term and any Renewal Term at the discretion of the Board. The Annual Base Salary shall be payable in accordance with the Company's payroll practices as in effect from time to time. The Board or an authorized committee thereof may increase the Annual Base Salary above the foregoing amounts at its discretion.

            (b) Sign-on Bonus. Employee shall be entitled to a sign-on bonus of $25,000 upon execution of this agreement, payable on July 1, 2006.

            (c) Special Incentive Award. A non-icentive option issued pursuant to the Company's 2005 Stock Option Plan to purchase 100,000 shares with an exercise price of $1.00 with a five year expiration date. The issue date will be the same date as the auditors report date for the financial statements ending June 30, 2006.

            (d) Annual Bonuses. In addition to the Annual Base Salary, Employee shall be entitled to annual discretionary bonuses ("Bonus") (as determined by the Board or an authorized committee thereof) based upon Employee's Annual Base Salary , up to 100% of Annual Base Salary, and consistent with operating and/or other financial targets established by the Board or an authorized committee thereof, for each respective fiscal year of Company during the Employment Period. At the end of each fiscal year of Company during the Employment Period Employee shall be entitled to receive annual discretionary bonus consisting of one-half cash and one-half option grants (as determined by the Board or an authorized committee thereof) pursuant to the Company's Stock Option Plan based upon Employee's performance, and consistent with operating and/or other financial targets established by the Board or an authorized committee thereof. Such "Stock Option Compensation" shall be issued to Employee on the last day of each fiscal year during the Employment Period, unless the Employee is terminated by the Company for Cause (as hereinafter defined) or the Employee terminates his employment without Good Reason (as hereinafter defined), in which case Employee shall be entitled to only that portion of Stock Option Compensation which has accrued hereunder as of the Date of Termination.


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            (e) Insurance. During the Employment Period the Company will provide
Employee with term life insurance in the amount of 3x annual salary payable to the beneficiaries of Employee's choice. Employee will cooperate with the Company in obtaining such policies. In addition, the Employee shall be entitled, at his discretion, to increase coverage and pay that additional amount out of pocket, and assume the ownership of and pay the premiums on any policy on the Employee's life currently being funded by the Company.

            (f) Other Benefits. During the Employment Period, the Employee and the Employee's immediate family shall be entitled to participate in all benefit programs of the Company, including, but not limited to, 100% health, 100% dental and 100% vision insurance coverage or reimbursement of the Employee's cost to maintain, as well as all welfare benefit plans, practices, policies and programs provided by the Company, including, but not limited to any, retirement plans and profit sharing programs the Company may provide to any other employees from time to time.

            (g) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee's duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts and similar documentation of such expenses.

            (h) Vacation. During the Employment Period, the Employee shall be entitled to four (4) weeks paid vacation plus 10 U.S. national holidays per annum.

            (i) Vehicle. During the Employment Period, the Employee shall own or lease a vehicle for which the Employee will receive reimbursement from the Company of all `out of pocket' expenses, including loan or lease payments, and insurance incurred by the Employee in connection with the purchase or lease and operation of the vehicle and to keep the vehicle in a clean, roadworthy and legal condition including all taxes and insurances.

      4. Termination of Employment.

            The Employee's employment may be terminated by the death or disability of the Employee; by either party providing proper notice of non-renewal of the Agreement; by the Company with or without Cause; or by the Employee with or without Good Reason.

            (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that (i) the Employee has been unable, for a period of six months in any twelve (12) month period, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Employee or the Employee's guardian or legal representative, has determined that the Employee's incapacity is total and permanent. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee is able to, and does, return to full-time performance of the Employee's duties before the Disability Effective Date.


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            (b) By the Company.

                  (1) The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. "Cause" means the Employee's theft, embezzlement, misappropriation of or intentional and malicious infliction of damage to the Company's property or business opportunity.

                  (2) A termination of employment by the Company for Cause shall be effectuated by giving the Employee written notice ("Notice of Termination for Cause") of the termination, setting forth the conduct of the Employee that constitutes Cause. Termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than 60 days after the notice is given). Employee will be immediately advised of any allegations of fraud, embezzlement, or other dishonesty mentioned in clause (1) above and will be provided a period of 30 days from the date of notice to defend himself against such allegations and to take any appropriate remedial action. If Employee shows that the allegations are untrue or takes appropriate remedial action to address the allegations, the Company will not terminate the Employee's employment for Cause.

                  (3) A termination of the Employee's employment by the Company without Cause shall be effected by giving the Employee written notice of the termination at least sixty (60) days prior to the termination date.

            (c) By the Employee.

                  (1) The Employee may terminate employment in the event of a
            Good Reason. "Good Reason" means:

                        (a) the assignment to the Employee of any duties inconsistent in any respect with paragraph (a) of
                        Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within thirty (30) days after receipt of notice thereof from the Employee;

                        (b) any failure by the Company to comply with any provision of Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within thirty (30) days after receipt of notice thereof from the Employee;

                        (c) the assignment of the Employee to an office more than 50 miles away from the Company's current executive offices; or

                        (d) the occurrence of a Non-Negotiated Change in Control of the Company (as defined below).

            For purposes of this Agreement, "Non-Negotiated Change in Control" means any one or more of the following occurrences:


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            Any individual, corporation (other than the Company, any trustees or other beneficiary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than fifty percent (50%) of the voting power for the election of directors of the Company;

            There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation); or

            There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

            (d) A termination of employment by the Employee for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the Company that constitutes Good Reason. A termination of employment by the Employee for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

            (e) A termination of the Employee's employment by the Employee without Good Reason shall be effected by giving the Company written notice of the termination at least thirty (30) days prior to the termination date.

            (f) Notwithstanding anything in this Agreement to the contrary, in no event will any amount which otherwise would be payable under or pursuant to this Agreement be payable to Employee to the extent such amount, together with all other amounts payable and benefits provided to Employee under or pursuant to this Agreement and/or under any other plan(s), agreements and/or arrangement(s) arising out of Employee's employment relationship with Company and/or any direct or indirect subsidiary of Company (including without limitation any such amounts payable by any affiliate of Company or any acquirer of any of the stock or assets of Company or any affiliate of such acquirer), if paid to Employee, would result in Employee receiving an "excess parachute payment" for purposes of
Section 280G of the Internal Revenue Code of 1986, as amended. The determination of whether a payment under or pursuant to this Agreement would result in Employee receiving an excess parachute payment (but for the provisions of this Section 4) shall be made by counsel for Company reasonably selected by Company, after consultation with Company's independent auditor

            (g) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

            (h) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause or by the Employee for Good Reason is effective, or the date on which the Company gives the Employee notice of a termination of employment without Cause or the Employee gives the Company notice of a termination of employment without Good Reason, as the case may be.


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      5. Compensation and Benefits Upon Termination.

            (a) Termination Without Cause, For Good Reason, or Due to Non-renewal of the Agreement. If, during the Employment Period, the Company terminates the Employee's employment without Cause, the Employee terminates the Agreement for Good Reason, the Company shall pay the Employee's accrued but unpaid portion of the Annual Base Salary (the "Accrued Obligations"). In addition, the Employee shall be entitled to:

                  (i) receive an amount equal to the Employee's Annual Base Salary as of the Date of Termination for a period of eithteen
                  (12) months after the Date of Termination, payable in accordance with the Company's normal payroll practices;

                  (ii) continue to participate in all employee welfare benefit plans (as defined by the Employee Retirement Income Security Act of 1974, as amended) in which Employee participated on his effective termination date, to the extent permitted by the applicable plans and subject to their terms, conditions, and eligibility requirements. The Company will pay or, at the Company's discretion, reimburse Employee for the premiums actually paid, to continue converage under such plans during the period; and

                  The payments provided pursuant to this paragraph (a) of
                  Section 5 are intended as liquidated damages for a termination of the Employee's employment by the Company other than for Cause or Disability, for the actions of the Company leading to a termination of the Employee's employment by the Employee for Good Reason, and for non-renewal of the Agreement by either party, and shall be the sole and exclusive remedy therefore.

            (b) Termination as a Result of Employee's Death or Disability. If the Employee's employment is terminated by reason of the Employee's death or Disability during the Employment Period, (i) the Company shall pay the Accrued Obligations to the Employee or the Employee's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination. In addition, if the Employee's employment is terminated by reason of Disability, the Company will continue to pay to Employee until the earlier of: (i) expiration of the Employment Period, or (ii) the date of Employee's death, the Annual Base Salary, less any amounts received by Employee under any disability insurance coverage maintained for Employee by the Company.

            (c) Termination for Cause or Other than for Good Reason. If the Employee's employment is terminated by the Company for Cause during the Employment Period, or if the Employee terminates his employment during the Employment Period other than for Good Reason, the Company shall pay Employee the Accrued Obligations.

      6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Employee may qualify, nor, subject to paragraph (f) of Section 4, shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.


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      7. Exclusivity of Services and Restrictions. During the Employment Period
and for a further period of 1 years following termination of Employee's employment (other than termination for Cause or without Good Reason), Employee shall not, directly or indirectly, (a) be or become interested in or associated with (as an officer, director, stockholder, partner, consultant, owner, employee, agent, creditor or otherwise) any business that is then, or which then proposes to become, a direct competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict Employee from the ownership, solely as an investment, of securities of any business if such ownership is (i) not as controlling person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business.

            The restrictions of this Section 7 shall also apply to Employee for a termination for Cause or without Good Reason, if within ten (10) days following the Date of Termination, the Company provides written notice that it will continue to pay Employee his Base Annual Salary and continue his benefits as described in Section 5 (a) for a period of twelve (12) months following the Date of Termination.

      8. Confidentiality; Return of Property; Non-Solicitation of Employees:

            (a) The Employee acknowledges that during the Employment Period he will receive confidential information from the Company and affiliates of the Company (each a "Relevant Entity"). Accordingly, the Employee agrees that during the Employment Period and thereafter for a period of two years, the Employee and his affiliates shall not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Company, directly or indirectly, disclose or use (except for the direct benefit of the Company) any confidential information that he may learn or has learned by reason of his association with any Relevant Entity. Upon termination of this Agreement, the Employee shall promptly return to the Company any and all properties, records or papers of any Relevant Entity, that may have been in his possession at the time of termination, whether prepared by the Employee or others, including, but not limited to, confidential information and keys. For purposes of this Agreement, "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning a Relevant Entity and its affairs, including, without limitation with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, (i) that the Company reasonably believes are confidential or (ii) the disclosure of which could be injurious to a Relevant Entity or beneficial to competitors of a Relevant Entity, but shall exclude any information that (x) the Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law, (y) is or becomes publicly available prior to the Employee's disclosure or use of the information in a manner violative of the second sentence of this Section 8(a), or (z) is rightfully received by Employee without restriction or disclosure from a third party legally entitled to possess and to disclose such information without restriction (other than information that he may learn or has learned by reason of his association with any Relevant Entity). For purposes of this Agreement, "affiliate" means any entity that, directly or indirectly, is controlled by, or under common control with, the Employee. For purposes of this definition, the terms "controlled" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

            (b) Employee shall not, at any time during the twelve (12) month period following the Employment Period, directly or indirectly solicit or otherwise encourage any third party or representative thereof, who was at the end of the Employment Period, a customer of the Company, for the purpose of causing such customer or customers to purchase, lease or otherwise use any competitive product or service offered by Employee or any organization with which Employee is affiliated.


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

            (c) For a period of one (1) year following the termination of Employee's employment with the Company for any reason, Employee shall not, without the Company's express written consent, either on his own behalf or on behalf of another, solicit employees of the Company or any subsidiary of the Company for the purpose of hiring them or inducing them to leave the Company.

            (d) Injunction. Notwithstanding any other provisions of this Agreement, Employee acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 8, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

      9. No Mitigation. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Employee obtains other employment.

      10. Successors.

            (a) This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      11. Governing Law and Arbitration.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that either party shall be entitled to seek specific performance or injunctive relief to enforce provisions of this Agreement.

            (c) In any action brought to enforce the provisions of this Agreement, the arbitrator is authorized to award the prevailing party its costs and attorneys fees.


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      12. Miscellaneous.

            (a) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:          William Davis
                                         7823 La Quinta Ct.
                                         Pleassanton, CA 94588

            If to the Company:           Thomas Equipment, Inc.
                                         1818 North Farwell Ave,
                                         Milwaukee, WI 53202

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

            (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

            (c) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

            (d) The failure of the Employee or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision.

            (e) The Employee and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

            (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.


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IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization of the Company's board of directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                                   /s/ WILLIAM DAVIS
                                                   -----------------------------
                                                   William  Davis

                                                   Thomas Equipment, Inc.
                                                   1818 North Farwell Ave.
                                                   Milwaukee, WI 53202


                                                   /s/ JP PATTY
                                                   -----------------------------
                                                   By:    JP Patty
                                                   Title: Interim CEO & Director


                                                   /s/ DAVID MARKS
                                                   -----------------------------
                                                   By:    David Marks
                                                   Title: Director


                                                   /s/ KENNETH SHIRLEY
                                                   -----------------------------
                                                   By:    Kenneth Shirley
                                                   Title: Director


                                                   /s/ MICHAEL W. WOODS
                                                   -----------------------------
                                                   By:    Michael W. Woods
                                                   Title: Director



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